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                                                                     EXHIBIT 4.1

NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES ACT, AND NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT CAN BE SOLD OR TRANSFERRED EXCEPT PURSUANT TO THE REGISTRATION PROVISIONS OF SUCH ACTS OR AN EXEMPTION THEREFROM.

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AS DESCRIBED HEREIN.

No. A-1                                                                 Warrants

                            VOID AFTER         , 2001


                          GABRIEL COMMUNICATIONS, INC.

                               WARRANT CERTIFICATE


                  THIS CERTIFIES THAT for value received         , or registered
assigns, is the owner of the number of Warrants set forth above, each of which entitles the owner thereof to purchase, subject to the terms of this Warrant Certificate, upon presentation and surrender of this Warrant Certificate with the Form of Election to Purchase attached hereto duly executed, at any time prior to the Expiration Date (as defined below), at the principal executive offices of Gabriel Communications, Inc., a Delaware corporation (the "Company") one fully paid and nonassessable share of the Common Stock, $.01 par value ("Common Stock") of the Company at the purchase price of $6.00 per share ("Purchase Price"), payable in cash, except as provided below. The Expiration
Date shall be the earlier of (a) 4:00 P.M. (St. Louis time) on           , 2001,
or (b) subject to receipt of the Offering Notice (as defined below) by the holder of this Warrant Certificate, the closing of the sale of Common Stock in a firm commitment, underwritten public offering registered under the Securities Act of 1933, as amended (the "Securities Act"), other than a registration relating solely to a transaction under Rule 145 under the Securities Act (or any successor thereto) or to an employee benefit plan of the Company, at a public offering price (prior to underwriters' discounts and expenses) equal to or exceeding $12.00 per share of Common Stock (as adjusted for any stock dividends, combinations or splits with respect to the Common Stock), in which the aggregate proceeds to the Company and/or any selling stockholders (prior to underwriters' discounts and expenses) are at least $50,000,000 (a "Qualified Public Offering"). The Company shall provide written notice (the "Offering Notice") to the holder of this Warrant Certificate of the proposed closing date of a Qualified Public Offering (the "Closing Date") not later than 10 days prior to the actual Closing Date. Upon receipt of the Offering Notice, the holder of this Warrant Certificate, upon surrender of this Warrant Certificate with the Form of Election to Purchase attached hereto duly executed, may exercise the Warrants evidenced hereby conditioned upon the closing of the Qualified Public Offering described in the Offering Notice (a "Conditional Exercise"). If the Qualified Public Offering does not close within 30 days of such proposed Closing Date, the Warrants evidenced hereby shall remain outstanding and this Warrant Certificate shall be returned to the holder hereof, subject to its prior expiration in accordance with clause (a), above. If the holder of this Warrant Certificate exercises the Warrants evidenced hereby conditioned upon the completion of a

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Qualified Public Offering then, and only then, may the holder hereof pay the
Purchase Price by delivering to the Company cash and/or shares of Common Stock, shares of Preferred Stock (as defined below) or other securities (other than the Warrants evidenced hereby) issued by the Company having a "Market Price" (as defined in paragraph (ii)(E) below) equal to the amount of the Purchase Price. These Warrants may be exercised in whole, but not in part, and no fractional shares of Common Stock will be issued upon exercise of the Warrants evidenced hereby.

                  The Warrants evidenced by this Warrant Certificate are part of a series of duly authorized Warrants issued or to be issued under and pursuant to the terms of an Agreement and Plan of Merger by and among the Company, Triangle Acquisition, Inc. and State Communications, Inc., dated as of June 9, 2000 (the "Merger Agreement") and are referred to hereinafter as the "$6.00 Warrants." The Merger Agreement also provides for the issuance of additional $6.00 Warrants of like tenor (the "Additional $6.00 Warrants") and warrants to purchase Common Stock at a purchase price of $10.25 per share (the "$10.25 Warrants"). The exercise by the holder hereof of the $6.00 Warrants evidenced hereby shall be deemed to be an exercise of any and all Additional $6.00 Warrants and $10.25 Warrants then held by the holder hereof; provided, however, that the Company shall not be obligated to issue any of the shares of Common Stock that may be purchased upon such deemed exercise of the Additional $6.00 Warrants and the $10.25 Warrants until the holder thereof has fully complied with the terms and conditions thereof, including, but not limited to, the full payment of the purchase price thereunder prior to the Expiration Date.

                  The number of $6.00 Warrants evidenced by this Warrant Certificate (and the number of shares of Common Stock which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above,
are the number and Purchase Price as of               , 2000, based on the
shares of Common Stock of the Company as constituted at such date. In order to prevent dilution of the exercise rights granted under this Warrant, the Purchase Price shall be subject to adjustment from time to time as follows:

                           (i)  If and whenever on or after the original date of
issuance of this $6.00 Warrant, the Company issues or sells, or in accordance with subparagraphs (A) or (B) of paragraph (ii) below is deemed to have issued or sold, any shares of its Common Stock for a consideration per share less than the Market Price of the Common Stock, then forthwith upon such issue or sale the Purchase Price shall be reduced to the Purchase Price determined by dividing (A) the sum of (I) the product derived by multiplying the Purchase Price in effect immediately prior to such issue or sale times the number of shares of Common Stock Deemed Outstanding immediately prior to such issue or sale, plus (II) the consideration, if any, received by the Company upon such issue or sale, by (B) the number of shares of Common Stock Deemed Outstanding immediately after such issue or sale; provided that there shall be no adjustment in the Purchase Price as a result of any issuance or sale (or deemed issuance or sale) of shares of Common Stock in any of the following transactions: (A) upon conversion of shares of the Company's Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock; Series C-1 Preferred Stock, Series C-2 Preferred Stock or Series C-3 Preferred Stock (collectively, the "Preferred Stock"); (B) to officers, directors or employees of, or consultants or advisers to, the Company pursuant to stock option or stock purchase plans, warrants or agreements on terms from time to time approved by the Board of Directors, including, without limitation, the TriVergent Options (as defined in the Merger Agreement); (C) upon the issuance or exercise of the $6.00 Warrants, the Additional $6.00 Warrants or the $10.25 Warrants; (D) in connection with acquisitions from time to time approved by the Board of Directors; and (E) for which adjustment of the Purchase Price is made pursuant to paragraph (I) or paragraph (J) of clause (ii) below. Whenever the Purchase Price is adjusted, the holder of this $6.00 Warrant shall thereafter be entitled to purchase at the new Purchase Price the number of shares of Common

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Stock obtained by multiplying the Purchase Price in effect immediately prior to such adjustment by the number of shares of Common Stock purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the new Purchase Price. As used herein, the term "Common Stock Deemed Outstanding" means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to subparagraphs (A) and (B) of paragraph (ii) below.

                           (ii)  For purposes of determining the adjusted
Purchase Price, the following shall be applicable:

                                    (A)  Issuance of Rights or Options.  If and
whenever on or after the original date of issuance of this $6.00 Warrant the Company in any manner grants any rights or options to subscribe for or to purchase Common Stock or any stock or other securities convertible into or exchangeable for Common Stock (such rights or options being herein called "Options" and such convertible or exchangeable stock or securities being herein called "Convertible Securities") and the price per share for which Common Stock is issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities is less than the Market Price at the time of the granting of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting of such Options for such price per share. For purposes of this paragraph, the "price per share for which Common Stock is issuable" shall be determined by dividing (I) the total amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Company upon exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration if any, payable to the Company upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (II) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Purchase Price shall be made when Convertible Securities are actually issued upon the exercise of such Options or when Common Stock is actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

                                    (B)  Issuance of Convertible Securities.  If
and whenever on or after the original date of issuance of this $6.00 Warrant the Company in any manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon such conversion or exchange of such Convertible Securities is less than the Market Price at the time of such issue or sale, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this paragraph, the "price per share for which Common Stock is issuable" shall be determined by dividing (I) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (II) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Purchase Price shall be made when Common Stock is actually issued upon the conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Purchase Price had been or are to be made pursuant to other provisions hereof, no further


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adjustment of the Purchase Price shall be made by reason of such issue or sale.

                                    (C)  Change in Option Price or Conversion
Rate. If the exercise price provided for in any Options, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock change at any time, the Purchase Price in effect at the time of such change shall be readjusted to the Purchase Price, which would have been in effect at such time had such Options or Convertible Securities provided for such changed exercise price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold; provided that if such adjustment would result in an increase of the Purchase Price then in effect, such adjustment shall not be effective until 30 days after written notice thereof has been given by the Company to the holder of this $6.00 Warrant.

                                    (D)  Treatment of Expired Options and
Unexercised Convertible Securities. Upon the expiration of any Option or the termination of any right to convert or exchange any Convertible Security without the exercise of any such Option or right, the Purchase Price then in effect hereunder shall be adjusted to the Purchase Price, which would have been in effect at the time of such expiration or termination had such Option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued; provided that if such expiration or termination would result in an increase in the Purchase Price then in effect, such increase shall not be effective until 30 days after written notice thereof has been given to the holder of this $6.00 Warrant.

                                    (E)  Calculation of Consideration Received.
If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the net amount received by the Company therefor. In case any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for consideration other than cash, the amount of the consideration other than cash received by the Company shall be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company shall be the Market Price thereof as of the date of receipt. If any Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the nonsurviving entity as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash and securities shall be determined by a majority of the Company's board of directors (including two-thirds of its Outside Directors). As used herein, the term "Market Price" of any security means the average of the closing sales prices of such security on all securities exchanges on which such security may at the time be listed, or, if there has been no sale on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, or, if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which "Market Price" is being determined and the 20 consecutive business days prior to such day; provided, however, that, if at any time such security is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the "Market Price" shall be the fair value thereof determined jointly by the Company and the holder of this $6.00 Warrant. If such parties

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are unable to reach agreement within a reasonable period of time, such fair value shall be determined by an independent appraiser experienced in valuing securities jointly selected by the Company and the holder of this $6.00 Warrant. The determination of such appraiser shall be final and binding upon the parties, and the Company shall pay the fees and expenses of such appraiser.

                                    (F)  Integrated Transactions.  In case any
Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Option by the parties thereto, the Option shall be deemed to have been issued for a consideration of $.01.

                                    (G)  Treasury Shares.  The number of shares
of Common Stock outstanding at any given time does not include shares owned or held by or for the account of the Company or any Subsidiary of the Company, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock.

                                    (H)  Record Date.  If the Company takes a
record of the holders of Common Stock for the purpose of entitling them (a) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (b) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or upon the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                                    (I)  Subdivision or Combination of Common
Stock. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Purchase Price in effect immediately prior to such subdivision shall be proportionately reduced, and if the Company at any time combines (by reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the Purchase Price in effect immediately prior to such combination shall be proportionately increased.

                                    (J)  Reorganization, Reclassification,
Consolidation, Merger or Sale. Any reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets to another Person or other transaction which is affected in such a manner that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as an "Organic Change". Prior to the consummation of any Organic Change, the Company shall make appropriate provision to insure that the holder of this $6.00 Warrant shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the exercise of this $6.00 Warrant, such shares of stock, securities or assets as such holder would have received in connection with such Organic Change if the holder of this $6.00 Warrant had exercised this $6.00 Warrant immediately prior to such Organic Change. In each such case, the Company shall also make appropriate provision to insure that the adjustment provisions of this $6.00 Warrant shall thereafter continue to apply (including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Company, an immediate adjustment of the Purchase Price to the value for the Common Stock reflected by the terms of such consolidation, merger or sale, and a corresponding immediate adjustment in the number of shares of Common Stock acquirable and receivable upon exercise of this $6.00 Warrant, if the value so reflected is less than the Purchase Price in effect immediately prior to such consolidation, merger or sale). The Company shall not effect any consolidation, merger or sale, unless prior to the consummation thereof, the successor corporation (if other than the Company)

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resulting from such consolidation or merger or the corporation purchasing such assets assumes by written instrument the obligation to deliver to the holder of this $6.00 Warrant such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

               (K) Certain Events. If any event occurs of the type contemplated by the adjustment provisions of this $6.00 Warrant but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company's board of directors shall make an appropriate adjustment in the Purchase Price so as to protect the rights of the holder of this $6.00 Warrant; provided that no such adjustment shall increase the Purchase Price as otherwise determined pursuant hereto or decrease the number of shares of Common Stock issuable upon exercise of this $6.00 Warrant.

               (L) Notices. Immediately upon any adjustment of the Purchase Price, the Company shall give written notice thereof to the holder of this $6.00 Warrant, setting forth in reasonable detail and certifying the calculation of such adjustment. The Company shall also give written notice to the holder of this $6.00 Warrant at least 20 days prior to the date on which the Company closes its books or takes a record (I) with respect to any dividend or distribution upon the Common Stock, (II) with respect to any pro rata subscription offer to holders of the Common Stock or (III) for determining rights to vote with respect to any Organic Change, dissolution or liquidation, and the date on which any Organic Change shall take place.

               (M) Purchase Rights. If at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property (the "Purchase Rights") pro rata to each record holder of the Common Stock, in its capacity as such record holder, then the holder of this $6.00 Warrant shall thereafter be entitled to acquire, in addition to the shares of Common Stock acquirable and receivable upon exercise of this $6.00 Warrant, and upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock acquirable upon exercise of this $6.00 Warrant immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

          The Company covenants that it will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon exercise of this $6.00 Warrant, such number of shares of Common Stock as shall from time to time be issuable upon the exercise of this $6.00 Warrant; and if at any time the number of authorized but unissued and issued but not outstanding shares of the Common Stock, on a fully diluted basis, shall not be sufficient to effect the exercise of this $6.00 Warrant at the Purchase Price then in effect, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued or issued but not outstanding shares of the Common Stock to such number of shares as shall be sufficient for such purpose. The Company covenants that all shares of Common Stock which shall be so issuable, when issued upon conversion of this $6.00 Warrant, shall be duly and validly issued, fully-paid and non-assessable.

          The issuance of certificates for shares of the Common Stock upon the exercise of this $6.00 Warrant shall be made without charge to the holder hereof for any issuance tax in respect of the issuance of such certificates or other cost incurred by the Company in connection with such exercise and the related issuance of shares of Common Stock.

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                  No holder of this Warrant Certificate shall be entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issue of stock, reclassification of stock, change of par value, consolidation, merger, conveyance, or otherwise), or except as provided above, to receive notice of meetings, or to receive dividends of subscription rights or otherwise, until the Warrant or Warrants evidenced by this Warrant Certificate shall have been exercised.

                  Every holder of this Warrant Certificate by accepting the same consents and agrees with the Company that:

                           (a) Neither this Warrant Certificate nor any rights
                  hereunder may be assigned, transferred, pledged or hypothecated in any way (whether by operation of law or otherwise) without the express prior written consent of the Company, which consent will be given at the Company's sole discretion; provided, however, that the holder hereof may transfer this Warrant Certificate and the rights hereunder to an Affiliate (as defined below) of such holder without such consent; provided, further, however, that, notwithstanding the foregoing proviso, that any such permitted transfer may be effected only if the Additional $6.00 Warrants and the $10.25 Warrants held by the holder of this $6.00 Warrant are transferred to the same transferee as part of the same transfer. This Warrant Certificate shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of this Warrant Certificate or the rights hereunder contrary to the provisions hereof shall be null and void and without legal effect;

                           (b) This Warrant Certificate, if transferred in
                  accordance with paragraph (a), above, is transferable only on the registry books of the Company if surrendered at the principal office of the Company, duly endorsed, or accompanied by a proper instrument of transfer;

                           (c) The Company may deem and treat the person in
                  whose name the Warrant Certificate is registered as the absolute owner thereof and of the $6.00 Warrants evidenced thereby (notwithstanding any notations of ownership or writing on the Warrant Certificates made by anyone other than the Company) for all purposes whatsoever, and the Company shall not be affected by any notice to the contrary;

                           (d) If this $6.00 Warrant is exercised at any time
                  prior to the closing of a Qualified Public Offering, the holder hereof shall, prior to the delivery of any shares of Common Stock which may be purchased upon exercise hereof, execute and deliver to the Company instruments of accession providing that the holder of such shares shall become a party to, and shall be subject to the terms and conditions of, the Amended and Restated Stockholders' Agreement dated as of March 31, 2000 by and among the Company and its stockholders, as the same may be amended from time to time, and the Amended and Restated Registration Rights Agreement dated as of March 31, 2000 by and among the Company and its stockholders, as the same may be amended from time to time; and


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                           (e) In the event of the exercise of this $6.00
                  Warrant, the holder hereof intends to purchase the shares purchased upon exercise hereof for investment purposes only and not with a view to resale or other distribution; except that the Company, at its election, may waive or release this condition in the event the shares purchased upon such exercise are registered under the Securities Act of 1933, or upon the happening of any other contingency which the Company shall determine warrants the waiver or release of this condition. The holder hereof also agrees that the certificates evidencing the shares purchase upon exercise of this $6.00 Warrant may bear restrictive legends, if appropriate, indicating that the shares have not been registered under the Securities Act of 1933 and are subject to restrictions on the transfer thereof, which legends may be in such forms as the Company shall determine to be proper.

                  As used herein, the term "Affiliate" shall mean any Person (as defined below) directly or indirectly controlling, controlled by or under direct or indirect common control with the Company (or other specified Person) and shall include (a) any Person who is a director or beneficial owner of at least 10% of the then outstanding capital stock of the Company (or other specified Person) and Family Members (as defined below) of any such Person, (b) any Person in which the Company (or other specified Person) or an Affiliate (as defined in clause (a) above) of the Company (or other specified Person) shall, directly or indirectly, either beneficially own at least 10% of its then outstanding equity securities or constitute at least a 10% equity participant, and (c) in the case of a specified Person who is an individual, Family Members of such Person.

                  As used herein, the term "Family Members" shall mean, as applied to any individual, any spouse, child, grandchild, parent, brother or sister thereof or any spouse of any of the foregoing, and each trust created for the benefit of one or more of such Persons and each custodian of property of one or more such Persons.

                  As used herein, the term "Person" shall mean an individual, partnership, corporation, association, trust, joint venture, unincorporated organization, and any government, governmental department or agency or political subdivision thereof.

                  All notices, demands and other communications provided for hereunder shall be in writing and shall be deemed to have been given when delivered personally to the recipient, one Business Day after being sent to the recipient by reputable express courier service (charges prepaid) or three Business Days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be delivered or sent (i) to the Company at its principal executive offices and (ii) to the holder of this $6.00 Warrant at its address as it appears on the Company's records (or such other address as may be indicated by the holder of this $6.00 Warrant upon written notice to the Company).

                  THIS WARRANT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE SUBSTANTIVE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO ITS CONFLICTS OF LAWS PRINCIPLES.

                  Any legal action or proceeding with respect to this $6.00 Warrant may be brought in the courts of the City of St. Louis, State of Missouri, or of the United States of America for the Eastern District of Missouri in St. Louis, Missouri, and, by execution and issuance or acceptance of this $6.00 Warrant, the Company and the holder of this $6.00 Warrant hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The Company and the holder of this $6.00 Warrant further irrevocably consents to the

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


service of process out of any of the aforementioned courts in any action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Company at its principal executive offices and to the holder of this $6.00 Warrant at its address as it appears on the Company's records (or such other address as may be indicated by the holder of this $6.00 Warrant upon written notice to the Company), such service to become effective seven days after such mailing. Nothing herein shall affect the right of the Company or the holder of this $6.00 Warrant to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed in any other jurisdiction. The Company and the holder of this $6.00 Warrant further hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this $6.00 Warrant brought in the courts referred to above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

                  IN WITNESS WHEREOF, the Company has caused this Warrant to be
executed and issued by its duly authorized officer as of               , 2000.

                                 GABRIEL COMMUNICATIONS, INC.


                                 By:
                                    --------------------------------------------
ATTEST:


---------------------------------

                          FORM OF ELECTION TO PURCHASE

    (TO BE EXECUTED IF HOLDER DESIRES TO EXERCISE THE WARRANT CERTIFICATE.)

To Gabriel Communications, Inc.

[ ]    The undersigned hereby irrevocably elects to exercise by cash payment of the aggregate Purchase Price all of the $6.00 Warrants represented by this Warrant Certificate to purchase the shares of Common Stock issuable upon the exercise of such Warrants and requests that certificates for such shares be issued in the name of:


Please insert social security
or other identifying number


--------------------------------------------------------------------------------
                         (Please print name and address)

[ ]   The undersigned hereby irrevocably elects, subject to and conditioned upon the closing of a Qualified Public Offering on the Closing Date in accordance with the terms of this Warrant Certificate, to exercise

              [ ]    by cash payment of the aggregate Purchase Price
              [ ]    by "Cashless Exercise" of securities equal to the Market
                     Value of the aggregate Purchase Price

of all of the $6.00 Warrants represented by this Warrant Certificate to purchase the shares of Common Stock issuable upon the exercise of such Warrants and requests that certificates for such shares be issued in the name of:

Please insert social security
or other identifying number


--------------------------------------------------------------------------------
                         (Please print name and address)

Dated:                                  ,
         -------------------------------  ---------


                              --------------------------------------------------
                              Signature

                              (SIGNATURE MUST CONFORM IN ALL RESPECTS TO NAME OF HOLDER AS SPECIFIED ON THE FACE OF THIS WARRANT CERTIFICATE)

                               FORM OF ASSIGNMENT

         (TO BE EXECUTED BY THE REGISTERED HOLDER IF SUCH HOLDER DESIRES
                     TO TRANSFER THE WARRANT CERTIFICATE.)


FOR VALUE RECEIVED                                                      hereby
sells, assigns and transfers unto                      this Warrant Certificate,
together with all right, title and interest therein, and does hereby irrevocably
constitute and appoint                           Attorney, to transfer the
within Warrant Certificate on the books of the within-named Company, with full power of substitution.

Dated:                                 ,
         ------------------------------  ---------


                                         ---------------------------------------
                                         Signature

                                         (SIGNATURE MUST CORRESPOND IN ALL
                                         RESPECTS TO THE NAME OF HOLDER AS
                                         SPECIFIED ON THE FACE OF THIS
                                         WARRANT CERTIFICATE).